UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2026

Proficient Auto Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42035	93-1869180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 506-7918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PAL	Nasdaq Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2026, the Board of Directors (the “Board”) of Proficient Auto Logistics, Inc. (the “Company”) appointed Rohit Lal (“Mr. Lal”) to serve as a member of the Board effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2026. Mr. Lal has also been appointed to the Audit and Nominating and Corporate Governance Committees of the Board.

Mr. Lal currently serves as Executive Vice President, IT Strategy for Saia, Inc. (“Saia”), a public logistics company based in Atlanta, where he leads IT teams to develop and deliver enterprise-wide solutions from applications to analytics. Mr. Lal joined Saia in 2021, and has led the co-development of cloud-based applications to optimize supply chain delivery solutions and established data privacy and NIST-based cybersecurity programs through a combination of training, process changes and technology tools. Prior to Saia, Mr. Lal held the role of Director of Enterprise Architecture for CONA Services, an IT shared services company co-owned by The Coca-Cola Company and the 12th largest Coca-Cola Bottlers in North America. He joined The Coca-Cola Company in 2008 and served in a variety of roles during his tenure, with ranging responsibilities including implementing end-to-end SAP-centric sales, manufacturing, warehousing and route planning solutions. Before joining The Coca-Cola Company, Mr. Lal led various business development initiatives and ERP value realization engagements at mid-market and global companies across multiple industries as CEO and Founder of AceTrack, Inc. and in various sales and consulting roles at QAD. Mr. Lal earned a Bachelor of Science in Chemical Engineering from the Indian Institute of Technology.

There are currently no arrangements or understandings between Mr. Lal and any person pursuant to which Mr. Lal was selected as a director. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Lal, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Lal will receive cash compensation of $50,000 and restricted stock units in a value equal to $75,000 based on the fair market value of the Company’s common stock on the date of grant (pro-rated based on the effective date of Mr. Lal’s appointment and until the next annual meeting), each as set forth in the Company’s 2024 Non-Employee Director Compensation Policy, filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on April 11, 2024, as amended (Registration No. 333-278629) (the “Registration Statement”).

In connection with Mr. Lal’s appointment to the Board, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Lal, the form of which is filed as Exhibit 10.1 to the Registration Statement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is filed as Exhibit 10.1 to the Registration Statement.

Item 7.01 Regulation FD Disclosure

On February 26, 2026, the Company issued a press release announcing the appointment of Mr. Lal to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated February 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026.

Proficient Auto Logistics, Inc.

By	/s/ Brad Wright
Brad Wright Chief Financial Officer and Secretary